EXHIBIT 2.15

FIRST AMENDED AND RESTATED

GUARANTEE

This FIRST AMENDED AND RESTATED GUARANTEE (this “Guarantee”) dated as of December 23, 2002, made by IFCO Systems GmbH, a limited liability company organized under the laws of Germany, GISO Verwaltungsgesellschaft mbH & Co. Behälterleasing KG, a limited liability company organized under the laws of Germany (each a “German Subsidiary Guarantor”, collectively “German Subsidiary Guarantors”), IFCO Systems Italia Srl, a corporation organized under the laws of Italy, IFCO Systems Espana, S.A., a corporation organized under the laws of Spain, IFCO Systems UK Limited, a corporation organized under the laws of the United Kingdom, IFCO Systems France S.A.S., organized under the laws of France, IFCO Scandinavien S/A, organized under the laws of Denmark, IFCO Systems Österreich GmbH, organized under the laws of Austria, IFCO Systems (Schweiz) AG, organized under the laws of Switzerland, GELOG AG, organized under the laws of Switzerland, IFCO Lojistik Sistemleri Tic. Ltd. Sti, organized under the laws of Turkey, IFCO Systems Asia Ltd., organized under the laws of Hong Kong China (each a “Guarantor,” collectively the “Guarantors”), in favor of BANK ONE, NA, as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities from time to time parties to the Third Amended and Restated Credit Agreement, dated as of December 20, 2002 (as amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”), among IFCO SYSTEMS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), IFCO SYSTEMS NORTH AMERICA, INC., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make, Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower under the Credit Agreement;

WHEREAS, it is a condition precedent to the Lenders extending such credit that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, the Guarantors are members of an affiliated group of companies that includes Holdings and the Borrower, and it is to the advantage of the Guarantors that the Lenders entered into the Credit Agreement and extend credit to Borrower in accordance with the terms set forth therein;

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NOW, THEREFORE, in consideration of the premises, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document).

(c) As used herein “Group” means Holdings and the Borrower and each of its affiliates, subsidiaries and subsidiary undertakings from time to time, any holding companies it may have from time to time and all other subsidiaries or subsidiary undertakings of any such holding companies, all of them and each of them as the context admits and “Group Member” shall mean any of those entities.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) The Guarantors, hereby, jointly and severally, unconditionally and irrevocably guarantee to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In order to secure the commitments of guarantee taken by IFCO Systems GmbH pursuant to the present agreement, IFCO Systems GmbH agrees to pledge, among other things, the shares it owns in its Swiss subsidiaries (GELOG AG AND IFCO Systems (Schweiz) AG).

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(b) The Guarantors further agree to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Revolving Credit Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(c) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantors in respect of the Obligations or payments received or collected from the Guarantors in respect of the Obligations), remain liable for the Obligations until the Obligations are paid in full and the Revolving Credit Commitments are terminated.

(d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

(e) Without limiting the generality of the foregoing, the liability of each Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

3. Right of Set-off. The Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time after the occurrence of an Event of Default without notice to the Guarantors, any such notice being expressly waived by the Guarantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantors, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantors to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantors, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims

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may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

4. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, or any set-off or application of funds of the Guarantors by the Administrative Agent or any Lender, the Guarantors shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantors hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Revolving Credit Commitments are terminated. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent and the Lenders may determine.

5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors, and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against a Guarantor, the

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Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or any release of the Borrower or such other Guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings, between the Borrower or the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to of upon the Borrower or the Guarantors with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note, or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantors under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against a Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability here-under, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantors under this Guarantee shall have been satisfied by payment in full and the

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Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, it at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. The Guarantors hereby agree that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 1717 Main Street, 4th Floor, Dallas, Texas 75201.

9. Representations and Warranties. The Guarantors represent and warrant to the Administrative Agent and the Lenders that:

(a) each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

(b) each Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantors enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantors and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(e) no consent or authorization of filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

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(f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantors, threatened by or against the Guarantors or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby, (2) which could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantors;

(g) each Guarantor has good record and marketable title in fee simple to, or a valid leasehold interest in all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except as permitted under the Credit Agreement;

(h) each Guarantor has filed or caused to be filed all tax returns which, to the knowledge of the Guarantor are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the, books of the Guarantor), no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

(i) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s or Holdings’ knowledge shall, for the purposes of this Section 9(i), be deemed to be a reference to such Guarantor’s knowledge.

The Guarantors agree that the foregoing representations and warranties shall be deemed to have been made by the Guarantors on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

10. Authority of Administrative Agent. The Guarantors acknowledge that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantors shall not be under any obligation, or entitlement to make any inquiry respecting such authority.

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11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantors to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 10.2 of the Credit Agreement; and

(b) if to the Guarantors, at its address or transmission number for notice set forth under its signature below.

The Administrative Agent, each Lender and the Guarantors may change its address and transmission numbers for notices by notice in the manner provided in this Section.

12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Integration. This Guarantee represents the agreement of the Guarantors with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

(b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall provide any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be

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construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15. Limitation of Guarantee. The right to enforce this Guarantee against any of the German Subsidiary Guarantors shall, to the extent that it secures liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of § 15 of the German Stock Corporation Act (Aktiengesetz) of the German Subsidiary Guarantor (other than a direct or indirect subsidiary) at all times be limited to an amount equal to the net assets of the relevant German Subsidiary Guarantor (being its total assets less its liabilities, including liability reserves (Rückstellungen), and less its stated share capital (Stammkapital) in accordance with § 30 of the German Liability Act (GmbH-Gesetz)(the “Net Assets”)) provided that the following balance sheet items shall be adjusted as follows:

(a) the amount of any increase of stated share capital (Stammkapital) after the date hereof that has been effected without the prior written consent of the Administrative Agent shall be deducted from the stated share capital (Stammkapital);

(b) loans provided to the German Subsidiary Guarantor by any Group Member as far as such loans are subordinated or qualify under § 32a of the German Limited Liability Companies Act (GmbH-Gesetz), shall be disregarded; and

(c) loans and other contractual liabilities incurred in violation of the provisions of the Credit Agreement and this Guarantee shall be disregarded.

In addition, each of the German Subsidiary Guarantors shall realize, if and to the extent legally permitted and commercially justified in respect of the business of the relevant German Subsidiary Guarantor and not unreasonable, in a situation where such German Subsidiary Guarantor does not have sufficient assets to maintain its stated share capital (Stammkapital), any and all of its assets (including, without limitation, by way of set-off of claims) that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for the business (betriebsnotwendig) of such German Subsidiary Guarantor.

16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are riot to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

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18. Submission To Jurisdiction: Waivers. Each Guarantor hereby irrevocably and unconditionally:

(1) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States for the Northern District of Texas, and appellate courts from any thereof;

(2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(3) each Guarantor hereby irrevocably and unconditionally appoints CT Corporation System (the “Texas Process Agent”), as its agent to receive on behalf of such Guarantor and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such Texas State or Federal court and agrees promptly to appoint a successor Texas Process Agent in Texas (which successor Texas Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial Texas Process Agent) and promptly to provide written notice to the Administrative Agent and each Lender of the appointment of such successor Texas Process Agent. In any such action or proceeding in such Texas State or Federal court sitting in Texas, such service may be made on any Guarantor by delivering a copy of such process to such Guarantor in care of the appropriate Texas Process Agent at such Texas Process Agents address. The Guarantor hereby irrevocably and unconditionally authorizes and directs such Texas Process Agent to accept such service on its behalf.

(4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

19. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

20. Restatement. This Guarantee restates and amends in its entirety that certain Guarantee dated as of August 15, 2002, given by the Guarantors in favor of the Administrative

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Agent, effective as of the date hereof, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

21. RELEASE OF CLAIMS. EACH GUARANTOR (FOR ITSELF AND ITS SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH THE EXISTING AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE CLOSING DATE. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS READ THIS GUARANTEE AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 21, AND IS FREELY AND VOLUNTARILY ENTERING INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

IFCO SYSTEMS GMBH

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Zugspifzstrasse 15 820-49 Pullach Germany

GISO VERWALTUNGSGESELLSCHAFT MBH & CO. BEHALTERLEASING KG

By:	GISO Verwaltungs GmbH, its General Partner

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Zugspifzstrasse 15 820-49 Pullach Germany

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IFCO SYSTEMS ITALIA SRL

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Name: TItle:	Michael Nimtsch Attorney-in-Fact

Address: Via Arno 102, 1-50019 Sesto Fiorentino Italy

IFCO SYSTEMS ESPANA S.A.

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Calle 6, Parcela B Poligono Industrial de Picassent 46220 Picassent, Valencia Spain

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IFCO SYSTEMS UK LIMITED

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Swan House White Hart Street High Wycombe HPII 2HL Bucks

IFCO SYSTEMS FRANCE S.A.S.

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: 5, Rue de la Corderie—Centra 329 94586 Rungis Cedex

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IFCO SCANDINAVIEN A/S

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Storegade 88, 1. 6100 Haderslev

IFCO SYSTEMS ÖSTERREICH GMBH

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Altmannsdorferstraße 86/30 . 1120 Wien

IFCO SYSTEMS (SCHWEIZ) AG

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

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Address: Reservatstraße 3 8953 Dietikon

GELOG AG

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: Reservatstraße 3 8953 Dietikon

IFCO LOJISTIK SISTEMLERI TIC. LTD. STI

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: KMPG Ytekin Denetiom Tasdik ve Yeminili Mali Müsvirlik A.S. Barbaros Bulvari, Deger Apt. No: 31 D.7 Besiktas 80690 Istanbul

GUARANTEE — Page 16

GUARANTEE — Page 17

IFCO SYSTEMS ASIA LTD.

By:	/s/ KARL POHLER
Karl Pohler Attorney-in-Fact

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch Attorney-in-Fact

Address: 1802 Shun Tak Centre 200 Connaught Road Central/Hong Kong

GUARANTEE — Page 18